UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ONCONOVA THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Onconova Therapeutics, Inc., a Delaware corporation (“Onconova” or the “Company”), is filing materials contained in this Schedule 14A with the U.S. Securities and Exchange Commission (the “SEC”) as definitive additional materials pursuant to Rule 14a-6(b) under the Securities Exchange Act of 1934, as amended, in connection with the solicitation of proxies by the Board of Directors for the Company’s 2020 Annual Meeting of Stockholders (the “Annual Meeting”). On April 23, 2020, Onconova filed a definitive proxy statement (the “2020 Proxy Statement”) and a definitive form of proxy card with the SEC in connection with the Annual Meeting.

These definitive additional materials were first sent or made available to stockholders on or about April 23, 2020.

Certain Information Disclosed in the Current Report on Form 8-K the Company Filed with the SEC on June 2, 2020 (the “Form 8-K”)

As disclosed in the Form 8-K, at the Annual Meeting held on May 27, 2020, the Company’s stockholders approved Proposals 1, 4, 5 and 6, each as set forth in the 2020 Proxy Statement.

In addition, as disclosed in the Form 8-K, with respect to Proposal 2 to consider and vote upon an amendment to the Company’s Tenth Amended and Restated Certificate of Incorporation, as amended, to combine outstanding shares of the Company’s common stock into a lesser number of outstanding shares, or a “reverse stock split”, by a ratio of not less than one-for-five and not more than one-for-twenty-five, with the exact ratio to be set within this range by the Company’s Board of Directors in its sole discretion, in accordance with Proposal 6 which was approved by the stockholders, the Annual Meeting was adjourned to June 26, 2020, at 10:30 a.m. Eastern Daylight Time.

The adjourned Annual Meeting will be held at the same virtual meeting location, www.virtualshareholdermeeting.com/ONTX2020. This will enable the Company’s stockholders of record as of the record date, which was March 30, 2020, additional time to consider and vote on Proposal 2, and enable the Company’s proxy solicitor, MacKenzie Partners, Inc., more time to assist the Company with the solicitation of stockholder votes on Proposal 2.

At the adjourned Annual Meeting on June 26, 2020, stockholders will be deemed to be present in person and vote at such adjourned meeting in the same manner as disclosed in the definitive proxy statement the Company filed with the Securities and Exchange Commission on April 23, 2020 and mailed to the stockholders. Valid proxies submitted prior to the reconvened Annual Meeting will continue to be valid for the upcoming reconvened Annual Meeting, unless properly changed or revoked prior to votes being taken at such reconvened Annual Meeting.

The Company's Board of Directors expects to communicate with stockholders in the near future in connection with the adjourned Annual Meeting.